UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 7, 2017
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Contribution Agreement
On November 10, 2017, Steadfast Income REIT, Inc. (the “Company”), BREIT Steadfast MF JV LP (the “Joint Venture”), BREIT Steadfast MF Parent LLC (“BREIT LP”) and BREIT Steadfast MF GP LLC (“BREIT GP”, and together with BREIT LP, “BREIT”), executed a Contribution Agreement (the “Contribution Agreement”) whereby the Company agreed to contribute a portfolio of 20 properties owned by the Company to the Joint Venture in exchange for a combination of cash and a 10% ownership interest in the Joint Venture (the “Transaction”). BREIT LP will own a 90% interest in the Joint Venture and BREIT GP will serve as the general partner of the Joint Venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, a newly formed wholly-owned subsidiary of the Company, will hold the Company’s 10% interest in the Joint Venture (“SIR LP”).
The 20 properties to be contributed by the Company to the Joint Venture consist of properties located in Austin, Dallas and San Antonio, Texas, Nashville, Tennessee and Louisville, Kentucky (the “LANDS Portfolio”). The value of the LANDS Portfolio under the Contribution Agreement is approximately $512 million, subject to adjustment.
The Transaction is expected to close in two stages. The first closing will include those properties for which the existing debt is to be prepaid at closing and will occur after the expiration of applicable notice periods or the waiver of such notice periods. The second closing will occur upon the earlier of (i) receiving lender consent for the Joint Venture to assume the existing loans upon the transfer of the remaining properties in the LANDS Portfolio and (ii) March 31, 2018. At the first closing, SIR LP and BREIT will enter into a joint venture agreement that sets forth the rights and obligations of the parties to the Joint Venture. The management of the Joint Venture will be vested in BREIT GP; the SIR LP will have limited consent rights and limited liquidity rights.
At each closing, the new Joint Venture property owner will enter into a Property Management Agreement with Steadfast Management Company, Inc. as property manager. The Company will also enter into an Investment Agreement with affiliates of BREIT whereby the Company will undertake to present certain investment opportunities in multifamily properties to a to-be-formed joint venture between the Company and certain affiliates of BREIT.  The obligation of the Company to present investment opportunities is not exclusive and neither BREIT nor any of its affiliates has any obligation to invest in any such investment opportunity.
The Company’s advisor, Steadfast Income Advisor, LLC (the “Advisor”), will enter into an Accounting and Administrative Agreement with the Joint Venture at the first closing whereby the Advisor will provide certain accounting and administrative services for a fee.
The Contribution Agreement contains customary representations, warranties, indemnities, and closing conditions. In certain limited circumstances, a property in the LANDS Portfolio may be removed from the Transaction by BREIT prior to a closing.

The LANDS Portfolio consists of the following properties:

Legal Owner	Property	Units	Metro
SIR Arbors, LLC	Arbors of Carrollton	131	DFW
SIR Ashley Oaks, LLC	Ashley Oaks	462	San Antonio
SIR Audubon Park, LLC	Audubon Park	256	Nashville
SIR Belmont Apartments, LLC	Belmont	260	DFW
SIR Cantare, LLC	Cantare at ILV	206	Nashville
SIR Cooper Creek, LLC	Cooper Creek	123	Louisville
SIR Grayson Ridge, LLC	Grayson Ridge	240	DFW
SIR Fairmarc, LLC	Hills at Fair Oaks	288	San Antonio
SIR Keystone, LLC	Keystone Farms	90	Nashville
SIR Mansfield Landing, LLC	Landing at Mansfield	336	DFW
SIR Steiner Ranch Apartments, LLC	Meritage at Steiner Ranch	502	Austin
SIR Montelena, LLC	Montelena	232	Austin
SIR Renaissance, LLC	Renaissance St. Andrews	216	Louisville
SIR Richland, LLC	Richland Falls	276	Nashville
SIR Rosemont, LLC	Rosemont at Olmos Park	144	San Antonio
SIR Renaissance Condos, LLC	RSA - Condos	30	Louisville
SIR SM Apartments, LLC	Springmarc Apartments	240	Austin
SIR Buda Ranch, LLC	Trails at Buda Ranch	264	Austin
SIR Valley Farms, LLC	Valley Farms	160	Louisville
SIR Valley Farms North, LLC	Valley Farms North	128	Louisville
SIR Valley Farms Clubhouse, LLC	Valley Farms	—	Louisville
The material terms of the Contribution Agreement described above are qualified in their entirety by the Contribution Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Advisory Agreement
On November 7, 2017, the Company entered into Amendment No. 10 (the “Amendment”) to the Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, Steadfast Income REIT Operating Partnership, L.P., the Company’s operating partnership, and the Advisor. The Amendment renews the term of the Advisory Agreement, effective as of November 15, 2017, for an additional one-year term ending on November 15, 2018.
The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On November 13, 2017, the Company issued an earnings release announcing its financial results for the three and nine months ended September 30, 2017. A copy of the earnings release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 2.02, including the related information set forth in the earnings release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2017, the Company’s board of directors appointed Kevin J. Keating as Chief Financial Officer of the Company, effective as of November 7, 2017. Mr. Keating, 55, has served as the Treasurer of the Company and Chief Accounting Officer of the Advisor, since April 2011, where he has focused primarily on the accounting function and compliance responsibilities for the Company and the Advisor. Mr. Keating has also served as Treasurer of both Steadfast Apartment REIT, Inc. and Steadfast Apartment REIT III, Inc. since September 2013 and August 2015, respectively. In addition, Mr. Keating has served as the Treasurer of Steadfast Apartment Advisor, LLC and Steadfast Apartment Advisor III, LLC since September 2013 and July 2015, respectively. Mr. Keating served as the controller of the Company from January 2011 to March 2011. Prior to joining Steadfast Companies, Mr. Keating served as Senior Audit Manager with BDO USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as Assistant Controller and Audit Manager for Ernst & Young from 1988 to 1999. Mr. Keating holds a Bachelor of Science, Accounting from St. John’s University in New York, New York and is a certified public accountant.
Mr. Keating did not enter into an employment agreement with the Company in connection with his appointment as the Company’s Chief Financial Officer, and the appointment of Mr. Keating as the Company’s Chief Financial Officer was not made pursuant to any arrangement or understanding between Mr. Keating and any other person. Mr. Keating does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Keating and any of the Company’s executive officers or directors required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On November 13, 2017, the Company distributed a press release announcing the Transaction. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
On November 7, 2017, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on January 1, 2018 and ending on March 31, 2018. The distributions will be equal to $0.001964 per share of the Company’s common stock per day. The distributions for each record date in January 2018, February 2018 and March 2018 will be paid in February 2018, March 2018 and April 2018, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

10.1	Contribution Agreement, dated as of November 10, 2017, by and among, Steadfast Income REIT, Inc., BREIT Steadfast MF JV LP, BREIT Steadfast MF Parent LLC and BREIT Steadfast MF GP LLC
10.2
Amendment No. 10 to the Amended and Restated Advisory Agreement, dated as of November 7, 2017, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC

99.1	Earnings Release, dated November 13, 2017
99.2	Press Release, dated November 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	November 13, 2017	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer